FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Bancshares of Florida, Inc.
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             (Exact name of registrant as specified in its charter)

                Florida                                      59-3535315
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   (State of incorporation or organization) (I.R.S. Employer Identification No.)


   1185 Immokalee Road
   Naples, Florida                                            34110
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(Address of principal executive officers)                     (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

                      N/A                                     N/A
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     If this form relates to the registration of a class of securities  pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchanges Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates:

     N/A                            (if applicable)
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     Securities to be registered pursuant to Section 12(g) of the Act:



                     Shares of Common Stock, $0.01 par value
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                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

     The descriptions contained under the headings "Description of Capital Stock" and "Anti- Takeover Provisions" on pages 66 to 69 in Bancshares of Florida, Inc.'s ("Bancshares") Registration Statement filed with the Securities and Exchange Commission ("SEC") on September 13, 2002, are hereby incorporated by reference into this Registration Statement.

Item 2. Exhibits.

     The following exhibits are filed with the SEC and are incorporated by reference into this Registration Statement. The exhibits which are denominated by an (a.) were previously filed as a part of a Registration Statement on Form SB-2 for Bancshares with the SEC on March 24, 1999, File No. 333-74997. The exhibits which are denominated by a (b.) were previously filed as a part of Amendment No. 1 to Form SB-2, filed with the SEC on May 7, 1999.

Exhibit
Number                      Description of Exhibit
------         -----------------------------------------------------------------

a. 3.1         Amended and Restated Articles of Association.
a. 3.2         Bylaws.
   3.3         Amendment  to  Articles  of  Incorporation changing the corporate name filed as an exhibit to Form 8-K filed on October 29, 2001.
   3.4         Amendment  to Articles  of Incorporation  changing  the corporate name filed as an exhibit to Form 8-K filed on May 10, 2002.
 b. 4.1        Specimen Common Stock Certificate.




                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGISTRANT:                Bancshares of Florida, Inc.


DATE:                      October 31, 2002


BY:                         /s/ Michael L. McMullan
                           --------------------------------------------------
                           Michael L. McMullan
                           Director, President and
                                    Chief Executive Officer